As filed with the Securities and Exchange Commission on June 14, 1996



                                               Registration No. ________________
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                               ---------------

                             CLEVELAND-CLIFFS INC
            (Exact Name of Registrant as Specified in Its Charter)

              OHIO                                     34-1464672
  (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)


               1100 Superior Avenue, Cleveland, Ohio 44114-2589
         (Address of Principal Executive Offices Including Zip Code)

        CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
                           (Full Title of the Plan)

                            John E. Lenhard, Esq.
                   Secretary and Assistant General Counsel
                             Cleveland-Cliffs Inc
                             1100 Superior Avenue
                          Cleveland, Ohio 44114-2589
                   (Name and Address of Agent For Service)

                                (216) 694-5700
        (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
Title of                                                Proposed Maxi-              Proposed Maxi-              Amount of
Securities to               Amount to be                mum Offering                mum Aggregate               Registration
be Registered               Registered (1)              Price Per Share (2)         Offering Price (2)          Fee
- ---------------------------------------------------------------------------------------------------------------------------------
Common Shares, $1.00        50,000                      $40.00                      $2,000,000                  $690
par value per share
=================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933 ("Securities Act"), this Registration Statement also covers such additional Common Shares, par value $1.00 per share ("Common Shares"), as may become issuable pursuant to the anti-dilution provisions of the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan ("Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on June 10, 1996, within five business days prior to filing.

                         Exhibit Index Appears on Page 6

                                Page 1 of 6 Pages

                                     Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by Cleveland-Cliffs Inc ("Registrant") with the Securities and Exchange Commission ("Commission") are incorporated herein by reference: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and (3) the description of the Common Shares contained in the Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act") for purposes of registering such securities thereunder, and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
         -------------------------

         Not Applicable. (Class of securities to be offered is registered under Section 12 of the Exchange Act.)


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations concerning indemnification of officers, directors and other persons.
Article IV of the Registrant's Regulations, incorporated herein by reference, allows indemnification of officers and directors to the fullest extent permitted for a corporation organized under the laws of Ohio.

         The indemnification provided by the Regulations shall not be deemed exclusive of any other rights to which any person indemnified may be entitled as a matter of law or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

         The directors and officers of the Registrant are covered by insurance policies issued by Continental Casualty Company and Federal Insurance Company, which insure the directors and officers of the Registrant against certain liabilities (excluding fines and penalties imposed by law) that might be incurred by them in such capacities and insure the Registrant for amounts that may be paid by the Registrant to indemnify its directors covered by the policies (up to the limits of such policies).

         The Registrant has entered into indemnification agreements with its directors that would require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise from his or her capacity as a director.


Item 7.  Exemption from Registration Claims
         ----------------------------------

         Not Applicable.


                                Page 2 of 6 Pages

Item 8.  Exhibits
         --------

         4(a) Articles of Incorporation, as amended, of the Registrant (filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

         4(b) Regulations of the Registrant (filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

         4(c) Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan (filed as Appendix A to the Registrant's Proxy Statement dated March 25, 1996 and incorporated herein by reference).

         4(d) Rights Agreement, dated September 8, 1987, as amended and restated as of November 19, 1991, by and between the Registrant and Society National Bank (successor to Ameritrust Company National Association) (filed as Exhibit 4(l) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

         23       Consent of Independent Auditors.

         24       Power of Attorney.


Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit

                                Page 3 of 6 Pages
                  plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 14, 1996.

                            CLEVELAND-CLIFFS INC



                       By:  /s/ John S. Brinzo
                            --------------------------------------------------
                            John S. Brinzo, Executive Vice President - Finance

                                Page 4 of 6 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                      Title                                      Date
                 ---------                                      -----                                      ----

        *                                    Chairman, President and Chief                             June 14, 1996
- ------------------------------------------   Executive Officer and Director
M. T. Moore                                  (Principal Executive Officer)


        *                                    Executive Vice President-Finance                          June 14, 1996
- ------------------------------------------   (Principal Financial Officer)
J. S. Brinzo

        *                                    Vice President and Controller                             June 14, 1996
- ------------------------------------------   (Principal Accounting Officer)
R. Emmet

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
R. C. Cambre

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
R. S. Colman

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
J. D. Ireland, III

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
G. F. Joklik

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
E. B. Jones

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
L. L. Kanuk

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
F. R. McAllister

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
J. C. Morley

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
S. B. Oresman

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
A. Schwartz

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
J. H. Wade

        *                                    Director                                                  June 14, 1996
- ------------------------------------------
A. W. Whitehouse

         * John E. Lenhard, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.


June 14, 1996                     By:  /s/ John E. Lenhard
                                       -------------------
                                       John E. Lenhard
                                       Secretary and Assistant General Counsel

                                Page 5 of 6 Pages

                                  EXHIBIT INDEX
                                  -------------




         4(a) Articles of Incorporation, as Amended, of the Registrant (filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

         4(b) Regulations of the Registrant (filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

         4(c) Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan (filed as Appendix A to the Registrant's Proxy Statement dated March 25, 1996 and incorporated herein by reference).

         4(d) Rights Agreement, dated September 8, 1987, as amended and restated as of November 19, 1991, by and between the Registrant and Society National Bank (successor to Ameritrust Company National Association) (filed as Exhibit 4(l) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

         23       Consent of Independent Auditors.

         24       Power of Attorney.



                                Page 6 of 6 Pages